Exhibit 99

CONTACT:

Kiley F. Rawlins, CFA

Divisional Vice President

(704) 849-7496

http://www.familydollar.com

For Immediate Release

FAMILY DOLLAR ANNOUNCES PRIVATE PLACEMENT

OF $250 MILLION IN SENIOR NOTES DUE 2015

MATTHEWS, NC, September 28, 2005 — Family Dollar Stores, Inc. (NYSE: FDO) announced today it has successfully raised $250 million through a private placement of senior notes (the “Notes”) to a group of institutional accredited investors.  As previously announced, the Company’s Board of Directors recently authorized the Company to purchase from time to time, as market conditions warrant, up to $300 million of the Company’s Common Stock, in addition to prior authorizations.  The proceeds from the financing will be used to repurchase the Company’s Common Stock.  The purchases could be made in the open market, in private transactions, or otherwise.

The Notes, co-issued by Family Dollar Stores, Inc. and its subsidiary Family Dollar, Inc. and guaranteed by certain of the Company’s other subsidiaries, are unsecured.  They were issued in two tranches at par.  The first tranche has an aggregate principal amount of $169 million, matures in ten years, and has a coupon of 5.41% per annum.  The second tranche has an aggregate principal amount of $81 million, matures in ten years with amortization commencing in the sixth year, and has a coupon of 5.24% per annum.

The sale of the Notes was effected in transactions not requiring registration under the Securities Act of 1933, as amended.  Such securities may not be re-offered or re-sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

With approximately 5,900 stores in a 44-state area ranging as far northwest as Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for over forty-five years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.

Certain statements contained in this press release or in other press releases, public filings, or other written or oral communications made by the Company or our representatives, which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future.  These forward-looking statements may be identified by the use of the words “plan,” “estimate,” “expect,” “anticipate,” “probably,” “should,” “project,” “intend,” “continue,” and similar terms and expressions.  Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to:

•                  competitive factors and pricing pressures, including energy prices

•                  changes in economic conditions,

•                  the impact of acts of war or terrorism,

•                  changes in consumer demand and product mix,

•                  unusual weather or natural disasters that may impact sales and or operations,

•                  the impact of inflation,

•                  merchandise supply and pricing constraints,

•                  success of merchandising and marketing programs,

•                  general transportation or distribution delays or interruptions,

•                  dependence on imports,

•                  changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

•                  availability of real estate,

•                  costs and delays associated with building, opening and operating new distribution facilities and stores,

•                  costs, potential problems and achievement of results associated with the implementation of new programs, systems and technology, including supply chain systems, store technology, cooler installations and urban initiative programs,

•                  changes in food and energy prices and their impact on consumer spending and the Company’s costs,

•                  adverse impacts associated with legal proceedings and claims,

•                  changes in shrinkage,

•                  changes in health care and other insurance costs,

•                  changes in the Company’s ability to attract and retain employees,

•                  changes in state or federal legislation or regulations, including the effects of legislation and regulations on wage levels and entitlement programs.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

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